Exhibit 107

Calculation of Filing Fee Tables

S-8

(Form Type)

Adial Pharmaceuticals, Inc.

 (Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share(2)(3)	Rule 457(c) and Rule 457(h) (2)(3)	1,110,000 shares(3)	$1.21	(3)	$1,343,100	$0.00015310		$205.63
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share(4)	Rule 457(h)(4)	40,000 shares(4)	$1.06	(5)	$42,400	$0.00015310		$6.50
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share(6)	Rule 457(h)(6)	350,000 shares(6)	$1.15	(7)	$402,500	$0.00015310		$61.62

Total Offering Amounts							$1,788,000			$273.75
Total Fees Previously Paid									$
Total Fee Offsets										—
Net Fee Due										$273.75

(1)	The securities to be registered include options and other rights to acquire the common stock, par value $0.001 per share, of Adial Pharmaceuticals, Inc. (the “Registrant”) issuable pursuant to the Registrant’s 2017 Equity Incentive Plan, as amended (the “Plan”).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)	Calculated pursuant to Rule 457(c) and 457(h) of the Securities Act solely for purposes of calculating the registration fee. The price for the 1,110,000 shares of common stock under the Plan is based upon the average of the high and low sale prices of the Registrant’s common stock reported on the Nasdaq Capital Market on December 10, 2024.

(4)	Represents 40,000 shares of common stock subject to outstanding stock option awards previously granted under the Plan.

(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act. The Proposed Maximum Offering Price Per Unit is $1.06 per share, which is the exercise price of the 40,000 outstanding options previously granted as an award under the Plan.

(6)	Represents 350,000 shares of common stock option awards previously granted under the Plan.

(7)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act. The Proposed Maximum Offering Price Per Unit is $1.15 per share, which is the exercise price of the 350,000 outstanding options previously granted as an award under the Plan.